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                                                                   Exhibit 23(a)



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Robotic Vision Systems, Inc. on Form S-1 of our report dated January 18, 1999 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Boston, Massachusetts
April 20, 1999